Praxair, Inc. and Subsidiaries
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                                                                   EXHIBIT 23.01



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-40003, 333-18141, and 33-48480) and in the
Registration  Statement  on  Form  S-8  (Nos.  333-18111,  333-18113,  33-92868,
33-87274, 33-48479, and 33-48478) of Praxair, Inc. of our report dated February 8, 2001, except as to Note 9 which is as of February 21, 2001, relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.




/s/ PricewaterhouseCoopers LLP


Stamford, Connecticut
March 14, 2001